Exhibit 10.5

AMENDMENT NO. 1

AMENDMENT NO. 1 (this "Amendment No. 1") dated as of January 3, 2008 among LEGG MASON, INC. (the "Borrower"), the Lenders executing this Amendment No. 1 on the signature pages hereto and Citibank, N.A., in its capacity as administrative agent (the "Administrative Agent") under the Credit Agreement referred to below.

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to a Term Loan Agreement dated as of October 14, 2005 (as amended and supplemented and in effect immediately prior to the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for term loans to the Borrower.

NOW THEREFORE, the parties hereto wish now to amend the Credit Agreement in certain respects, and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Certain Defined Terms. The following definitions in Section 1.01 of the Credit Agreement shall be amended to read in their entirety as follows:

"Applicable Margin" means:

(a)  for any Base Rate Loan, 0.000% per annum; and

(b)  for any Eurodollar Rate Loan and while any particular Rating Level applies, the rate per annum set forth below opposite the reference to the relevant Rating Level:

Rating Level	Applicable Margin
Rating Level 1	0.400%
Rating Level 2	0.500%
Rating Level 3	0.600%
Rating Level 4	0.700%
Rating Level 5	0.875%

provided that if at any time the Debt Ratings of Moody's and S&P would lead to different Rating Levels, the "Applicable Margin" will be determined based on the Rating Level one above the lower Rating Level (Rating Level 1 being the highest and Rating Level 5 being the lowest). Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the date on which such Rating Level Change is first announced by Moody's or S&P, as the case may be.

"Fee Letter" means the Fee Letter dated June 22, 2005, between the Borrower and Citigroup Global Markets Inc., providing for, among other things, the payment of certain fees in connection with this Agreement, and the Fee Letter dated November 26, 2007, between the Borrower and Citigroup Global Markets Inc., providing for, among other things, the payment of certain fees in connection with certain amendments to this Agreement.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that (a) the representations and warranties set forth in Article IV of the Credit Agreement (except (x) Section 4.01(k) thereof, (y) to the extent relating to the class action litigations described in the Form 10-K of the Borrower for the fiscal year ended March 31, 2007, Section 4.01(f)(i) thereof, and (z) to the extent relating to the Transaction Agreement and the transactions contemplated thereby, Section 4.01(f)(ii) thereof, and provided that for purposes of this Section 3, the date referred to in the last sentence of Section 4.01(e) thereof shall be deemed to be March 31, 2007 instead of March 31, 2005), and in each of the other Loan Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date) and as if each reference in said Article IV to "this Agreement" included reference to this Amendment No. 1 and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

4.01. Execution. The Administrative Agent shall have received counterparts of this Amendment No. 1 executed by the Borrower and the Lenders party to the Credit Agreement constituting the Majority Lenders.

4.02. Opinion of Counsel to Borrower. The Administrative Agent shall have received favorable opinions of counsel for the Borrower (which counsel shall be reasonably satisfactory to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent and covering such matters (including as to the enforceability of this Amendment No. 1 and the Credit Agreement as amended hereby, the valid organization, good standing and due authorization of the Borrower, and the lack of any conflicts of the Borrower (including with respect to any material agreements)) as the Administrative Agent shall reasonably request.

4.03. Other Documents. The Borrower shall have delivered such other documents as the Administrative Agent may reasonably request.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

LEGG MASON, INC.

By:	/s/ Charles J. Daley, Jr.

Name: Charles J. Daley, Jr.
Title: Senior Vice President, Chief
Financial Officer and Treasurer

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Vice President

LENDERS

CITIBANK, N.A.,

By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Vice President

BANK OF AMERICA, N.A..

By:	/s/ Hichem Kerma

Name: Hichem Kerma
Title: Assistant Vice President

THE BANK OF NEW YORK

By:	/s/ Michael Pensari

Name: Michael Pensari
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Kathleen Bowers

Name: Kathleen Bowers
Title: Director

By:	/s/ Valerie Shapiro

Name: Valerie Shapiro
Title: Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ James R. Coffman

Name: James R. Coffman
Title: Executive Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James H. Reichert

Name: James H. Reichert
Title: Vice President

MERRILL LYNCH BANK USA

By:	/s/ Louis Alder

Name: Louis Alder
Title: Director

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ William M. Ginn

Name: William M. Ginn
Title: Executive Officer and General Manager

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Cindy Chen

Name: Cindy Chen
Title: Senior Vice President

MANUFACTURERS & TRADERS TRUST CO.

By:	/s/ Lynn S. Manthy

Name: Lynn S. Manthy
Title: Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Seagers

Name: Kirk Seagers
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robert P. Fialkowski

Name: Robert P. Fialkowski
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jay Lipman

Name: Jay Lipman
Title: Vice President